                                                                    Exhibit 99.2


                  [Questor Management Company Letterhead]

                                June 11, 2001

Board of Directors
Aegis Communications Group, Inc.
7880 Bent Branch Drive, Suite 150
Irving, Texas

Gentlemen:

    We refer to our offer to purchase the outstanding public shares of common stock of Aegis. As we already have indicated to you orally, the acquisition group has decided not to proceed with such purchase at this time. The acquisition group decided that any further consideration of its offer is not appropriate while management and the Board of Directors focus internally on assuring a smooth management transition.

Very truly yours,

QUESTOR MANAGEMENT COMPANY


By:  /s/ Henry L. Druker
         Henry L. Druker
         Partner